UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 16, 2014
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)

104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 16, 2014, Coeur Mining, Inc. (“Coeur” or the “Company”) and its subsidiaries, Coeur Alaska, Inc. and Coeur Rochester, Inc. (the “Borrowers”), entered into that certain Amendment No. 1 to Credit Agreement (the “Credit Agreement Amendment”) to amend that certain Credit Agreement, dated as of August 1, 2012 (the “Credit Agreement”), by and among the Company, the Borrowers, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent. Pursuant to the Credit Agreement Amendment, among other things, the pricing of loans and undrawn commitments under the Credit Agreement was modified and certain modifications were made to the financial covenants and negative covenant provisions under the Credit Agreement.
Pursuant to the Credit Agreement Amendment, the range of interest rate margins applicable to any loans outstanding under the Credit Agreement was modified from a range of 2.25%-3.25% for LIBOR loans and 1.25%-2.25% for alternative base rate loans to a range of 2.25%-4.00% for LIBOR loans and 1.25%-3.00% for alternative base rate loans, in each case, with the margin determined by reference to the Company’s ratio of consolidated debt to adjusted EBITDA, and the range of commitment fees payable in respect of the unused portion of the commitments under the Credit Agreement was modified from a range of 0.50%-0.75% to a range of 0.50%-1.00% of such unused portion, with the fee percentage determined by reference to the Company’s ratio of consolidated debt to adjusted EBITDA.
The financial covenants under the Credit Agreement were modified to require: (i) the ratio of consolidated debt to adjusted EBITDA to be not greater than 3.25 to 1.00 as of December 31, 2013 or not greater than 4.75 to 1.00 in any fiscal period ending after October 1, 2015, (ii) the ratio of adjusted EBITDA to interest expense to be not less than 3.00 to 1.00 (subject to step-downs beginning with the fiscal quarter ending September 30, 2014), (iii) the tangible net worth to be not less than the greater of (x) $900 million and (y) 85% of the tangible net worth as of December 31 of the previous fiscal year plus 25% of net income, if positive, for the period after December 31 of such previous fiscal year to the date of measurement, or minus any net losses with limits of $50 million on any net losses in any fiscal year, (iv) minimum adjusted EBITDA to be at least $100 million for the most recently ended four fiscal quarter period with adjustments to such minimum beginning with the fiscal quarter ending December 31, 2014, (v) the ratio of consolidated secured debt to adjusted EBITDA, tested quarterly, to be not greater than 1.25 to 1.00, and (vi) the minimum cash balance, tested quarterly, to be not less than $50 million.
The Credit Agreement Amendment also effects other changes to the negative covenants and related terms of the Credit Agreement, including changes affecting the ability of the Company to pay dividends and make share repurchases. The description of the Credit Agreement Amendment is a summary only and is qualified in its entirety by the terms of the Credit Agreement Amendment.

Item 2.02.    Results of Operations and Financial Condition.

On January 16, 2014, the Company issued a press release announcing production results for the quarter and full year ended December 31, 2013 as well as an estimate of select financial results expected for the quarter and year ended December 31, 2013. As the Company has not completed its quarter-end fiscal close for its fourth quarter ended December 31, 2013, its analysis of the quarter, or its audit of the year ended December 31, 2013, the results presented in the press release are estimated and preliminary and, therefore, actual results may differ materially from these estimates. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The press release shall be deemed furnished, not filed, for purposes of this Form 8-K.

Item 2.06.    Material Impairments

In the course of preparing and reviewing the Company’s 2013 financial statements, which includes an assessment of the recoverability of the Company’s long-lived assets, the Company has concluded as of January 16, 2014 that generally accepted accounting principles require the Company to record a material impairment charge to the Company’s mining properties at its Palmarejo and Kensington mines, primarily the result of sustained lower silver and gold prices.

The Company currently estimates the non-cash impairment charge will be approximately $770 million and expects that the impairment will result in no future cash expenditures.

Item 7.01. Regulation FD Disclosure.

On January 16, 2014, the Company issued a press release discussing guidance for its 2014 fiscal year. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The press release shall be deemed furnished, not filed, for purposes of this Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of securities legislation in the United States and Canada, including, among others, statements about Coeur's business strategy, outlook, guidance and expectations for the quarter and full year ended December 31, 2013.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. the risks and hazards inherent in the mining business (including risks inherent in developing large‐scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third‐party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10‐K and Form 10‐Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Item 9.01.    Financial Statements and Exhibits.

(d)    List of Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release dated January 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: January 16, 2014	By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.        Description

Exhibit 99.1        Press Release dated January 16, 2014